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                                                                   Exhibit 14(a)

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Dragon Fund, Inc.:


We consent to the incorporation by reference in this Registration Statement on Form N-14 of Merrill Lynch Dragon Fund, Inc. of our report dated February 16, 2000 appearing in the annual report to shareholders of Merrill Lynch Dragon Fund, Inc. for the year ended December 31, 1999, and to the references to us under the captions "COMPARISON OF THE FUNDS--Financial Highlights" and "EXPERTS" appearing in the Proxy Statement and Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Princeton, New Jersey
March 22, 2000